AMENDMENT NO. 2 TO THE

INVESTMENT AND TRANSACTION AGREEMENT

This AMENDMENT NO. 2 (this “Amendment No. 2”), dated as of June 27, 2019, to that certain Investment and Transaction Agreement, dated as of March 13, 2019 (as subsequently amended by that certain Amendment No.1 dated as of May 16, 2019 and as may be further amended, supplemented or modified from time to time in accordance with the terms of the Investment Agreement, the “Investment Agreement”), by and among I.D. Systems, Inc., a Delaware corporation (the “Company”), PowerFleet, Inc., a Delaware corporation and, as of the date hereof, a wholly-owned subsidiary of the Company (“Parent”), PowerFleet US Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of Parent, and the investors set forth on Schedule I, annexed thereto, as such Schedule may be amended from time to time in accordance with the terms of the Investment Agreement. Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Investment Agreement.

WHEREAS, in accordance with Section 12.02 of the Investment Agreement, the Parties desire to amend the Investment Agreement and the Disclosure Schedules to revise Exhibit F-1 of the Investment Agreement and Section 7.01 of the Disclosure Schedules, as set forth herein.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendments

a. Exhibit F-1 to the Investment Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit A hereto.

b. Section 7.01 of the Disclosure Schedules is hereby amended and restated in its entirety to read as set forth on Schedule 1 hereto.

2. No Third Party Rights. This Amendment No. 2 shall be for the sole benefit of the Parties and their respective successors, assigns and legal representatives and is not intended, nor shall be construed, to give any person or entity, other than the Parties and their respective successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

3. Counterparts; Effectiveness. This Amendment No. 2 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment No. 2 shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties. Until and unless each Party has received a counterpart hereof signed by the other Parties, this Amendment No. 2 shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Amendment No. 2 (in counterparts or otherwise) by electronic mail transmission (including in portable document format (pdf) or otherwise) or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Amendment No. 2. This Amendment No. 2 shall only serve to amend and modify the Investment Agreement and the Disclosure Schedules to the extent specifically provided herein. All terms, conditions, provisions and references of and to the Investment Agreement and the Disclosure Schedules which are not specifically modified, amended and/or waived herein shall remain in full force and effect and shall not be altered by any provisions herein contained. On or after the date of this Amendment No. 2, each reference in the Investment Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Investment Agreement shall mean and be a reference to the Investment Agreement as amended by this Amendment No. 2, and this Amendment No. 2 shall be deemed to be a part of the Investment Agreement. Notwithstanding the foregoing, references to the date of the Investment Agreement, as amended hereby, “the date hereof” and “the date of this Agreement” shall continue to refer to March 13, 2019, and references to the date of the Amendment No. 2 and “as of the date of the Amendment No. 2” shall refer to June 27, 2019.

4. Amendments; Waiver. No supplement, modification or amendment of this Amendment No. 2 will be binding unless made by written agreement executed by all of the Parties, and any such modification or amendment shall be binding on all Parties.

5. Governing Law. This Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction that would result in the application of the law of any other jurisdiction.

6. Representations. Each of the Parties represents and warrants to the other that this Amendment No. 2 has been duly authorized by such Party by all necessary corporate/partnership/company action, as applicable, duly executed by such Party, and is enforceable against such Party in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned Parties have caused this Amendment No. 2 to be duly executed as of the day and year first above written.

I.D. SYSTEMS, INC.

By:	/s/ Chris Wolfe
Name:	Chris Wolfe
Title:	Chief Executive Officer

Signature Page to Amendment No. 2 to the Investment and Transaction Agreement

INVESTORS:

ABRY Senior Equity V, L.P.
Print name of entity

By:	/s/ John Hunt
Name:	John Hunt
Title:	Managing Partner

ABRY Senior Equity Co-Investment Fund V, L.P.
Print name of entity

By:	/s/ John Hunt
Name:	John Hunt
Title:	Managing Partner

Signature Page to Amendment No. 2 to the Investment and Transaction Agreement

POWERFLEET, INC.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	President

Signature Page to Amendment No. 2 to the Investment and Transaction Agreement

POWERFLEET US ACQUISITION INC.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	President

Signature Page to Amendment No. 2 to the Investment and Transaction Agreement

EXHIBIT A

AMENDED AND RESTATED PARENT CHARTER

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

POWERFLEET, INC.

Pursuant to Sections 242 and 245 of
the General Corporation Law of the State of Delaware

The undersigned, [NAME], certifies that he is the [TITLE] of PowerFleet, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, as from time to time amended, and does hereby further certify as follows:

1. The name of the Corporation is PowerFleet, Inc. The original Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on February 21, 2019 (the “Initial Certificate of Incorporation”).

2. The Board of Directors of the Corporation duly adopted resolutions proposing to amend and restate the Initial Certificate of Incorporation in the form hereof, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders and submitting the proposed amendment and restatement to the stockholders of the Corporation for consideration thereof.

3. This Amended and Restated Certificate of Incorporation was approved by the written consent of the stockholders of the Corporation holding the requisite number of outstanding shares of the stock of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

4. The text of the Initial Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

FIRST. The name of this corporation is PowerFleet, Inc. (the “Corporation”).

SECOND. The registered office of the Corporation in the State of Delaware is located at [ADDRESS]. The name of its registered agent is [NAME].

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. As used herein, the following terms shall have the following meanings:

“Additional Consideration” has the meaning set forth in Section A.3.c.ii.(4) of Article Fifth.

“Additional Securities” has the meaning set forth in Section A.8.a of Article Fifth.

“Affiliate” means “Affiliate” as defined in Rule 405 of the Securities Act of 1933, as amended.

“Associate” means “Associate” as defined in Rule 405 of the Securities Act of 1933, as amended.

“Available Proceeds” has the meaning set forth in Section A.3.c.i of Article Fifth.

“Bank Change of Control” means any “change of control” (as may be defined from time to time in any agreement governing indebtedness of the Corporation or any of its subsidiaries) that entitles the lender(s) thereunder to declare an event of default under such agreement or that constitutes an event of default or default under such agreement, which shall be deemed to occur (i) (x) in the case of a replacement of a majority of the Corporation’s (or such subsidiary’s) board of directors (or similar governing body), upon the twentieth (20th) calendar day during the continuance thereof, unless the lender(s) accelerate, or provide notice to accelerate such indebtedness, in which case, such Bank Change of Control shall be deemed to occur immediately upon the first to occur of any of such events, and (y) in all other cases, immediately thereupon and (ii) in any such cases, provided, that, if any such event ceases to continue prior to the twentieth (20th) calendar day of the occurrence or deemed occurrence thereof, a Deemed Liquidation Event shall no longer be deemed to have occurred.

“Board” means the board of directors of the Corporation.

“Bylaws” has the meaning set forth in Section A.4.d.ii of Article Fifth.

“Closing Bid Price” means the last closing bid price for the Common Stock on the Principal Market (or, if the Common Stock is not traded on the Principal Market, on the Eligible Market on which the Common Stock is then traded), as reported by Bloomberg, L.P., or, if the Principal Market (or, if the Common Stock is not traded on the Principal Market, on the Eligible Market on which the Common Stock is then traded) begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price of the Common Stock prior to 4:00 p.m., New York Time, as reported by Bloomberg, L.P., or if the foregoing do not apply, the average of the bid prices of any market makers for the Common Stock as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).

“Common Stock” has the meaning set forth in Article Fifth.

“Conversion Notice” has the meaning set forth in Section A.5.a.ii of Article Fifth.

“Conversion Rights” has the meaning set forth in Section A.5 of Article Fifth.

“Corporation” has the meaning set forth in Article First.

“day” means a calendar day, unless “business day” is expressly stated, in which case, business day shall refer to each day on which banks are authorized or required by applicable law to be open for business in the State of New York.

“Debt Securities” means each security of the Corporation, including without limitation, non-convertible preferred stock and convertible debt, that is not an Equity Security.

“Deemed Liquidation Event” has the meaning set forth in Section A.3.c.i of Article Fifth.

“Deemed Liquidation Event Notice” has the meaning set forth in Section A.3.c.ii.(2) of Article Fifth.

“Definitive Agreement” has the meaning set forth in Section A.3.c.ii.(1) of Article Fifth.

“Dividend Payment Date” has the meaning set forth in Section A.2.b of Article Fifth.

“Dividend Payment Failure” means, with respect to any Preferred Dividends, the failure of the Corporation to pay in full (whether by issuance of PIK Shares or in cash, as the case may be) such Preferred Dividends to the holders of Series A Preferred Stock within five (5) business days after the applicable Dividend Payment Date in accordance with the terms of Section A.2 of Article Fifth.

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“Dividend Rate” has the meaning set forth in Section A.2.a.i of Article Fifth.

“Dividends” has the meaning set forth in Section A.2.a.ii of Article Fifth.

“Eligible Market” means any of the following: the Principal Market, the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Capital Market or the OTC Bulletin Board (or any successors to any of the foregoing).

“Equity Securities” means any class or series of capital stock of the Corporation (other than Preferred Stock that is not, directly or indirectly, convertible into, exchangeable or exercisable for, Common Stock or a security that itself is not convertible into, exchangeable or exercisable for, Common Stock), and all securities that are convertible into, exchangeable or exercisable for, and all rights, warrants and options to acquire, any of the foregoing; provided that any security that has a fixed maturity, redemption or repayment, or that entitles the holder(s) thereof to require, whether subject to condition, notice or lapse of time, the Corporation or a subsidiary of the Corporation to redeem, retire, repay or defease, in whole or in part, such as, but not in limitation, convertible debt, shall be deemed a Debt Security and not an Equity Security.

“Exchange Act” has the meaning set forth in Section A.2.c of Article Fifth.

“Indemnified Person” has the meaning set forth in Section A of Article Eleventh.

“Initial Consideration” has the meaning set forth in Section A.3.c.ii.(4) of Article Fifth.

“Issuance Date” means the date on which shares of Series A Preferred Stock are issued by the Corporation, as applicable.

“Issuance Notice” has the meaning set forth in Section A.8.b.i of Article Fifth.

“Junior Stock” has the meaning set forth in Section A.1.a of Article Fifth.

“Mandatory Conversion Notice” has the meaning set forth in Section A.5.b.i of Article Fifth.

“Mandatory Conversion Time” has the meaning set forth in Section A.5.b.i of Article Fifth.

“Mandatory Redemption Date” has the meaning set forth in Section A.6.a.i of Article Fifth.

“Mandatory Redemption Notice” has the meaning set forth in Section A.6.a.ii of Article Fifth.

“Observer” has the meaning set forth in Section A.4.d.ii of Article Fifth.

“Optional Conversion Time” has the meaning set forth in Section A.5.a.ii of Article Fifth.

“Optional Redemption Date” has the meaning set forth in Section A.6.b.i of Article Fifth.

“Optional Redemption Notice” has the meaning set forth in Section A.6.b.i of Article Fifth.

“Original Issuance Date” means the date on which any shares of Series A Preferred Stock are first issued by the Corporation.

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“Participating Dividends” has the meaning set forth in Section A.2.a.ii of Article Fifth.

“PIK Shares” has the meaning set forth in Section A.2.a.i of Article Fifth.

“Porsche Merger Agreement” has the meaning ascribed to such term in the Purchase Agreement.

“Preferred Dividend Payment Date” has the meaning set forth in Section A.2.b of Article Fifth.

“Preferred Dividend Period” has the meaning set forth in Section A.2.b of Article Fifth.

“Preferred Dividends” has the meaning set forth in Section A.2.a.i of Article Fifth.

“Preferred Stock” has the meaning set forth in Article Fifth.

“Principal Market” means the NASDAQ Global Market.

“Pro Rata Share” has the meaning set forth in Section A.8.b.ii of Article Fifth.

“Proceeding” has the meaning set forth in Section A of Article Eleventh.

“Purchase Agreement” means the Investment and Transaction Agreement, dated as of March 13, 2019, by and among the Corporation, the Requisite Investors, as the initial holders of shares of Series A Preferred Stock, and the other parties signatory thereto, as amended, modified or supplemented from time to time in accordance with its terms.

“Redemption Failure” has the meaning set forth in Section A.6.b.ii of Article Fifth.

“Redemption Price” means, as of the date of determination, with respect to a share of Series A Preferred Stock, the greater of: (i) the product of (x) 1.5 multiplied by (y) the sum of (A) Series A Issue Price, plus (B) any Preferred Dividends (assuming a cash election were made, whether or not permitted hereunder) accrued but unpaid thereon, whether or not declared, plus (C) any other dividends declared but unpaid thereon; and (ii) the product of (x) the number of shares of Common Stock issuable upon conversion of such share of Series A Preferred Stock calculated using the then current Series A Conversion Price multiplied by (y) the VWAP during the thirty (30) consecutive Trading Day period ending on the specified reference date, except if the Redemption Price is being calculated in connection with a Deemed Liquidation Event, then the dollar amount of this clause (ii)(y) shall be the value ascribed to a share of Common Stock in such Deemed Liquidation Event. If any dividends described in clause (i)(y)(C), or any of the consideration for the Common Stock in a Deemed Liquidation Event, are payable other than in cash, the dollar value thereof shall be determined by the Board in good faith, without taking into account any discounts for illiquidity, marketability, minority or similar limitations.

“Requisite Investors” means ABRY Senior Equity V, L.P. and ABRY Senior Equity Co-Investment Fund V, L.P., and also includes any of their respective (i) Affiliates to whom Series A Preferred Stock is transferred and (ii) limited partners to whom Series A Preferred Stock is transferred in connection with a liquidating distribution.

“Sale Period” has the meaning set forth in Section A.6.b.iii of Article Fifth.

“Sale Transaction” has the meaning set forth in Section A.6.b.ii of Article Fifth.

“SEC” means the U.S. Securities and Exchange Commission.

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“Selected Bid” has the meaning set forth in Section A.6.b.ii of Article Fifth.

“Series A Conversion Price” has the meaning set forth in Section A.5.a.i of Article Fifth.

“Series A Directors” has the meaning set forth in Section A.4.d.ii of Article Fifth.

“Series A Issue Price” means, with respect to a share of Series A Preferred Stock, $1,000.00, which shall be subject to ratable adjustment in the case of stock dividends (other than the Preferred Dividends), stock splits, reverse stock splits, combinations, divisions and reclassifications affecting the Series A Preferred Stock, with all such adjustments to be reasonably determined in good faith by the Board.

“Series A Liquidation Amount” has the meaning set forth in Section A.3.a of Article Fifth.

“Series A Preferred Stock” has the meaning set forth in Article Fifth.

“Series A Preferred Stock Register” has the meaning set forth in Section A.1.b of Article Fifth.

“Series A Voting Activation Notice” has the meaning set forth in Section A.4.a of Article Fifth.

“Series A Voting Deactivation Notice” has the meaning set forth in Section A.4.a of Article Fifth.

“Trading Day” means any day on which the Common Stock is traded on the Principal Market (or, if not traded on the Principal Market, on the Eligible Market on which the Common Stock is then traded); provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on the Principal Market (or, if not traded on the Principal Market, in any applicable Eligible Market) for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on the Principal Market (or, if not traded on the Principal Market, on the Eligible Market on which the Common Stock is then traded) (or if the Principal Market (or, if not traded on the Principal Market, on the Eligible Market on which the Common Stock is then traded) does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York Time).

“Transaction Committee” has the meaning set forth in Section A.6.b.ii of Article Fifth.

“VWAP” means, on any particular Trading Day or for any particular period, the volume weighted average trading price per share of Common Stock on such date or for such period on the Principal Market (or, if not traded on the Principal Market, on the Eligible Market on which the Common Stock is then traded) as reported by Bloomberg L.P., through its “Volume at Price” functions, or, if the foregoing does not apply, the average of the highest Closing Bid Price and the lowest closing ask price of any of the market makers for the Common Stock as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.); provided, however, that during any period the VWAP is being determined, the VWAP shall be subject to adjustment from time to time for stock splits, stock dividends, combinations and similar events, as applicable.

FIFTH. The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 75,150,000 shares, consisting of:

(a) 75,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”); and

(b) 150,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”), of which 100,000 shares of Preferred Stock shall be designated Series A Convertible Preferred Stock (“Series A Preferred Stock”) and 50,000 shares of Preferred Stock shall initially be undesignated.

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The Board is expressly authorized at any time, subject to compliance with all applicable provisions of this Certificate of Incorporation, to provide for the issuance of shares of Preferred Stock in one or more series in a resolution or resolutions duly adopted by it, and by filing a certificate of designations pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, including without limitation the following:

(i) the distinctive serial designation of such series that shall distinguish it from other series;

(ii) the number of shares of such series, which number the Board may thereafter (except where otherwise provided in the certificate of designations) increase or decrease (but not below the number of shares of such shares then outstanding);

(iii) whether dividends shall be payable to the holders of the shares of such series and, if so, the basis on which such holders shall be entitled to receive dividends (which may include, without limitation, a right to receive such dividends or distributions as may be declared on the shares of such series by the Board, a right to receive such dividends or distributions, or any portion or multiple thereof, as may be declared on the Common Stock or any other class of stock or, in addition to or in lieu of any other right to receive dividends, a right to receive dividends at a particular rate or at a rate determined by a particular method, in which case, such rate or method of determining such rate as may be set forth), the form of such dividend, any conditions on which such dividends shall be payable and the date or dates, if any, on which such dividends shall be payable;

(iv) whether dividends on the shares of such series shall be cumulative and, if so, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(v) the amount or amounts, if any, which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;

(vi) the price or prices (in cash, securities or other property or a combination thereof) at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

(vii) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or any other securities or property of the Corporation or any other entity, and the price or prices (in cash, securities or other property or a combination thereof) or rate or rates of conversion or exchange and any adjustments applicable thereto;

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(viii) whether or not the holders of the shares of such series shall have voting rights, and if so, the terms of such voting rights, which may provide, among other things and subject to the other provisions of this Certificate of Incorporation, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised solely of such series or of such series and one or more other series or classes of stock of the Corporation) and that all the shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a specified portion of the voting power of the shares of such series or separate class are voted on such matter; and

(ix) any other relative, participating, optional or other special rights, powers or preferences of such series, and any qualifications, limitations or restrictions thereof.

For all purposes, this Certificate of Incorporation shall include each certificate of designations (if any) setting forth the terms of a series of Preferred Stock. Subject to the rights, if any, of the holders of any series of Preferred Stock set forth in this Certificate of Incorporation or a certificate of designation(s), an amendment of this Certificate of Incorporation to increase or decrease the number of authorized shares of a series of Preferred Stock (but not below the number of shares thereof then outstanding) may be adopted and approved by resolution duly adopted by the Board.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. SERIES A PREFERRED STOCK

The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock are as follows:

1. Preference and Ranking, Amount and Par Value; Assignment.

a. The preferences of each share of Series A Preferred Stock with respect to dividend payments and distributions of the Corporation’s assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event or otherwise shall be equal to the preferences of every other share of Series A Preferred Stock from time to time outstanding in every respect. The Series A Preferred Stock shall, with respect to dividends and distributions upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event or otherwise, rank prior to all classes of Common Stock of the Corporation and to each other class of capital stock or series of Preferred Stock hereafter created, the terms of which do not expressly provide that it ranks prior to or pari passu with the Series A Preferred Stock as to dividends and distributions upon a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event (including all securities that are convertible into, exchangeable or exercisable for, and all rights, warrants and options to acquire, any of the foregoing, “Junior Stock”). On and after a Redemption Failure, until such time as the redemption process to which such Redemption Failure relates, including the payment in full of the aggregate Redemption Price payable, has been completed in accordance with Section A.6, no other Equity Securities or Debt Securities shall be permitted to rank senior to, or pari passu with, the Series A Preferred Stock without express written approval of the holders of at least a majority of the outstanding shares of Series A Preferred Stock unless the proceeds of the sale of such Equity Securities and/or Debt Securities are used to so complete such redemption process.

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b. The Corporation shall register the issuance of shares of Series A Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “Series A Preferred Stock Register”), in the name of the holders of Series A Preferred Stock from time to time. The Corporation may deem and treat the registered holders of Series A Preferred Stock as the absolute owner thereof for the purpose of any conversion or redemption thereof and for all other purposes. Shares of Series A Preferred Stock may be issued solely in book-entry form or, if requested by any holder of Series A Preferred Stock, such holder’s shares may be issued in certificated form. The Corporation shall register the transfer of any shares of Series A Preferred Stock in the Series A Preferred Stock Register, upon delivery to the Corporation of a stock power or other writing reasonably acceptable to the Corporation duly executed by the then registered holder thereof, together in the case of certificated form, with surrender of the certificates evidencing such share to be transferred, duly endorsed by the holder thereof, to the Corporation at its address specified herein. Upon any such registration of the transfer of shares of Series A Preferred Stock, a book-entry notation (or, to the extent such shares are certificated or if requested by the transferee, a new certificate) evidencing the shares of Series A Preferred Stock so transferred shall be issued to the transferee and a book-entry notation (or, to the extent such shares are certificated or if requested by the transferring holder, a new certificate) evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring holder, in each case, within three (3) business days. The provisions of this Certificate of Incorporation are intended to be for the benefit of all holders of Series A Preferred Stock from time to time and shall be enforceable by any such holder as an express intended third party beneficiary hereof.

2. Dividend Rights.

a. Each holder of the then outstanding shares of Series A Preferred Stock, in preference and prior to the holders of all other classes of stock of the Corporation, shall be entitled to receive:

i. on each share of Series A Preferred Stock, dividends at an initial rate of 7.5% per annum (the “Dividend Rate”) of the Series A Issue Price (subject to adjustment as set forth herein), accrued daily and compounded quarterly from and after the applicable Issuance Date of each such share of Series A Preferred Stock (the “Preferred Dividends”), which shall be payable (subject to Sections A.2.c and A.5.b.i) by the Corporation issuing and delivering to each such holder of Series A Preferred Stock a number of additional fully paid and non-assessable shares of Series A Preferred Stock or fraction thereof (“PIK Shares”) equal to the quotient (calculated to the fourth decimal place) of (i) the aggregate dollar amount of the Preferred Dividend payable, divided by (ii) the then current Series A Issue Price; and

ii. when, as and if declared by the Board, out of any funds legally available therefor, dividends on shares of Series A Preferred Stock equal (on an as-converted-to-Common-Stock basis) to and in the same form as dividends (other than dividends in the form of Common Stock, which shall be made in accordance with Section A.5.f) declared on shares of Common Stock when, as and if such dividends are paid on shares of Common Stock (the “Participating Dividends” and, together with the Preferred Dividends, the “Dividends”).

Commencing on the sixty sixth (66)-month anniversary of the Original Issuance Date and on each monthly anniversary thereafter, the Dividend Rate shall increase by 100 basis points, until the Dividend Rate reaches 17.5% per annum, provided, however, that up to three (3) such consecutive monthly increases may be deferred if, and for so long as it remains in effect (but, in any event, not longer than three (3) consecutive months, provided, that, following the cessation of any such deferral, the Dividend Rate shall be re-calculated to the amount it would have been at such time had no such deferral occurred), a bona fide written letter of intent is entered into with any third party who is not an Affiliate of the Corporation, evidenced by the execution by the Corporation and such third party and delivery thereof by the Corporation, of a full and complete copy thereof to the holders of Series A Preferred Stock prior to any such deferral, where the primary purpose of such letter of intent is the consummation of a Deemed Liquidation Event.

The Corporation will not declare or pay any dividends or other distributions on any Junior Stock that would require a Participating Dividend, unless it first declares and pays the Preferred Dividends and concurrently therewith declares and sets aside for payment or distribution, as applicable, and then pays, such Participating Dividend for all shares of Series A Preferred Stock then outstanding. Each share of Series A Preferred Stock issued as a PIK Share shall be entitled to all Dividends payable with respect to each other share of Series A Preferred Stock, irrespective of the fact that it was issued as a PIK Share.

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b. Preferred Dividends shall be cumulative and shall accrue and accumulate daily and compound quarterly for each share of Series A Preferred Stock commencing on the applicable Issuance Date and be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year commencing on the first of such dates occurring after the Original Issuance Date (each a “Preferred Dividend Payment Date”) and the period from the applicable Issuance Date to the first Preferred Dividend Payment Date and from the day after a Preferred Dividend Payment Date to the subsequent Preferred Dividend Payment Date being a “Preferred Dividend Period”). Participating Dividends shall be payable as and when paid to the holders of Junior Stock (each such date together with each Preferred Dividend Payment Date, a “Dividend Payment Date”). Preferred Dividends that are payable on Series A Preferred Stock in respect of any Preferred Dividend Period shall be computed on the basis of a 360-day year consisting of twelve (12), thirty (30)-day months. The amount of Preferred Dividends payable on Series A Preferred Stock on any date prior to the end of a Preferred Dividend Period, and for the initial Preferred Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve (12), thirty (30)-day months, and actual days elapsed over a thirty (30)-day month, and for the period that Series A Preferred Stock is outstanding. Preferred Dividends, whether or not declared, shall accumulate, whether or not in any Preferred Dividend Period there have been funds of the Corporation legally available for the payment of such Preferred Dividends. Participating Dividends are payable on a cumulative basis once declared, whether or not there shall be funds legally available for the payment thereof.

c. In lieu of the payment of any Preferred Dividend in PIK Shares on a Preferred Dividend Payment Date, provided that (i) no Dividend Payment Failure has occurred and is continuing and (ii) there has not previously occurred two (2) or more Dividend Payment Failures, the Corporation may elect, unless the Corporation is prohibited from doing so by applicable law or the terms of any indebtedness, credit agreement, indenture or similar instrument of the Corporation or any of its subsidiaries (without giving effect to any waiver thereof, unless such waiver is irrevocable and has been obtained prior to the Corporation making such election without the payment of any material fees) to pay all but not less than all of such Preferred Dividend in cash out of any funds immediately legally available therefor. Between sixty (60) and thirty (30) days prior to the applicable Preferred Dividend Payment Date (time being of the essence), if the Corporation is permitted to and does so elect, then the Corporation shall send written notice to each holder of Series A Preferred Stock of the Corporation’s election to pay the Preferred Dividend in cash out of funds immediately legally available therefor. If so elected, the Corporation shall pay such Preferred Dividend in cash to the holders of Series A Preferred Stock on the applicable Preferred Dividend Payment Date by wire transfer of immediately available funds to an account designated by such holder (or by good check, subject to collection, if so requested by any such holder); provided, however, in the event of a Dividend Payment Failure in respect of any such Preferred Dividends, such election shall be automatically, without further action, notice or deed, revoked and the Corporation shall pay such Preferred Dividend by issuing and delivering to each holder of Series A Preferred Stock, no later than three (3) Business Days after the applicable Preferred Dividend Payment Date, the number of PIK Shares that would have been payable to such holder pursuant to Section A.2.a.i if such election had not been made. The Corporation’s election under this Section A.2.c shall be made, with respect to an applicable Preferred Dividend Payment Date, for all but not less than all outstanding shares of Series A Preferred Stock, and shall not require the Corporation to make a similar election with respect to any future Preferred Dividend Payment Date. Any election by the Corporation pursuant to this Section A.2.c shall be made by a committee of the Board, comprised entirely of “independent” members of the Board as determined in accordance with the Listing Rules of the NASDAQ Stock Exchange and applicable rules and regulations promulgated under federal securities laws, including but not limited to Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and excluding any directors elected pursuant to Section A.4.d.

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3. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

a. Preferential Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series A Issue Price, plus any Preferred Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock pursuant to Section A.5 immediately prior to such liquidation, dissolution, or winding up (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to its stockholders shall be insufficient to pay the holders of shares of the Series A Preferred Stock the full amount to which they shall be entitled under this Section A.3.a, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets legally available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series A Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full, and further, if upon any such liquidation, dissolution or winding up of the Corporation the assets of the Corporation legally available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Section A.3.a, no holder of any Junior Stock shall receive any such portion of the assets of the Corporation available for distribution to its stockholders.

b. Payments to Holders of Junior Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment in full of the Series A Liquidation Amount required to be paid to the holders of shares of Series A Preferred Stock, any remaining assets of the Corporation legally available for distribution to its stockholders shall be distributed among the holders of shares of Junior Stock, pro rata based on the number of shares held by each such holder or otherwise in accordance with the terms of such Junior Stock.

c. Deemed Liquidation Event.

i. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least a majority of the outstanding shares of Series A Preferred Stock elect otherwise by written notice, sent to the Corporation at least ten (10) days prior to the effective date of any such event:

(1) a merger or consolidation in which: (x) the Corporation is a constituent party or (y) a subsidiary of the Corporation is a constituent party and, in the case of this clause (y), the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except that this clause (1) shall not apply to any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation that are not converted into the right to receive cash or other securities but rather continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (i) the surviving or resulting corporation or (ii) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation;

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(2) (x) the sale, lease, transfer, exclusive license or other disposition, directly or indirectly, in a single transaction or series of transactions, by the Corporation, or any subsidiary of the Corporation, of all or substantially all of the assets of the Corporation and its subsidiaries taken as a whole or (y) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of transactions), directly or indirectly, of one or more subsidiaries of the Corporation, if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly-owned subsidiary of the Corporation;

(3) any Bank Change of Control, but subject to the proviso in clause (ii) of that definition; or

(4) any person (other than ABRY Senior Equity V, L.P., ABRY Senior Equity Co-Investment Fund V, L.P. and the controlled Affiliates of Abry Partners II, LLC) or “group” of persons (as such term is defined by Rule 13d-5 of the Securities and Exchange Act of 1934, as amended, and which “group” does not include ABRY Senior Equity V, L.P., ABRY Senior Equity Co-Investment Fund V, L.P. or any other controlled Affiliates of Abry Partners II, LLC) becomes the “beneficial owner” (as such term is defined by Rule 13d-3 of the Securities and Exchange Act of 1934, as amended) of equal to or greater than (x) 35.0% of the Corporation’s then outstanding Common Stock, if any of such shares of Common Stock have been acquired from the Corporation or any controlled Affiliate thereof, or (y) 45.0% of the Corporation’s then outstanding Common Stock.

With respect to a Deemed Liquidation Event, “Available Proceeds” shall mean, collectively, (x) the consideration actually received by the Corporation, if any, for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board), and (y) all other assets of the Corporation legally available for distribution to its stockholders, all to the extent permitted by law governing distributions to stockholders, and notwithstanding Section A.3.a, payments to holders of Series A Preferred Stock, if any, in connection with such Deemed Liquidation Event shall be made in accordance with Section A.3.c.ii.(1)-(4).

ii. Effecting a Deemed Liquidation Event.

(1) The Corporation shall not have the power to effect a Deemed Liquidation Event, or enter into any definitive agreement to effect any Deemed Liquidation Event, unless the definitive agreement for such transaction (a “Definitive Agreement”) expressly provides in form and substance reasonably acceptable to the holders of at least a majority of the outstanding shares of Series A Preferred Stock that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be paid, upon the consummation thereof, to the holders of capital stock of the Corporation in accordance with this Section A.3.c.ii.

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(2) In the event of any Deemed Liquidation Event, the Corporation shall send a written notice (the “Deemed Liquidation Event Notice”) to each holder of Series A Preferred Stock no later than the fifth (5th) business day after the signing of a Definitive Agreement. Such Deemed Liquidation Event Notice shall include copies of any and all executed documents in connection with and relating to the Deemed Liquidation Event, including but not limited to any and all Definitive Agreements and any and all exhibits and disclosure schedules thereto (to be supplemented by the Corporation with any other documents that the holders of at least a majority of the outstanding shares of Series A Preferred Stock may reasonably request from time to time). In the event of any Deemed Liquidation Event referred to Section A.3.c.i.(1), the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or the Available Proceeds, as applicable, before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount per share, payable in cash, equal to the Redemption Price. In the event of any other Deemed Liquidation Event, the Corporation shall use the Available Proceeds to redeem, immediately upon the consummation of such Deemed Liquidation Event, all outstanding shares of Series A Preferred Stock at a price per share, payable in cash, before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, equal to the Redemption Price. Notwithstanding the foregoing, if upon any such Deemed Liquidation Event, the consideration payable to stockholders in such Deemed Liquidation Event or the Available Proceeds, as applicable, shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Section A.3.c.ii.(2), (a) the holders of shares of Series A Preferred Stock shall share ratably in the consideration payable to stockholders in such Deemed Liquidation Event or Available Proceeds, if applicable, in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series A Preferred Stock held by them upon such distribution or redemption if all amounts payable on or with respect to such shares were paid in full, (b) no holder of any Junior Stock shall receive any such portion of the consideration or Available Proceeds, as applicable, (c) a pro rata portion of each holder’s shares of Series A Preferred Stock shall be redeemed (or, in the case of a Deemed Liquidation Event referred to in Section A.3.c.i.(1), be deemed to have been redeemed) to the fullest extent of such consideration or Available Proceeds, as applicable, based on the respective amounts which would otherwise be payable in respect of the shares of Series A Preferred Stock if the consideration or Available Proceeds, as applicable, were sufficient to pay in full all amounts payable under this Section A.3.c.ii.(2) and (d) the Corporation shall redeem the remaining shares (or, in the case of a Deemed Liquidation Event referred to in Section A.3.c.i.(1), shall cause the surviving or resulting corporation or the parent corporation thereof to distribute such amounts as would be payable to redeem such remaining shares) as soon as it may lawfully do so under Delaware law governing distributions to stockholders. The provisions of Sections A.6.c and A.6.d shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of Series A Preferred Stock pursuant to this Section A.3.c. Prior to the distribution or redemption provided for in this Section A.3.c, the Corporation shall not expend or dissipate the consideration received in such Deemed Liquidation Event or any of the Corporation’s other assets, except to discharge reasonable transaction expenses directly incurred in connection with such Deemed Liquidation Event. For the avoidance of doubt, the right of the holders of Series A Preferred Stock to receive the amounts provided for in this Section A.3.c shall not be affected by the voluntary or involuntary liquidation, dissolution or winding up of the Corporation following any Deemed Liquidation Event.

(3) Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities to be paid or distributed to such holders pursuant to such Deemed Liquidation Event as determined by the Board in good faith, provided that to the extent such property, rights or securities consist of securities traded on an Eligible Market, the value shall be deemed to be the average of the closing prices of the securities on such Eligible Market over the thirty (30) Trading Day period ending three (3) days prior to the closing of such Deemed Liquidation Event.

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(4) Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the Corporation or to the stockholders of the Corporation is payable only upon satisfaction of contingencies, conditions or the passage of time (the “Additional Consideration”), the Definitive Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Sections A.3.a, A.3.b and A.3.c, as if the Initial Consideration were the only consideration payable in connection with, and shall be payable to the holders of Series A Preferred Stock upon consummation of, such Deemed Liquidation Event and (b) any Additional Consideration that becomes payable to the Corporation or the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Sections A.3.a, A.3.b and A.3.c, after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section A.3.c.ii.(4), consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification, working capital adjustments or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

4. Voting.

a. General; Series A Voting Notices. The holders of Series A Preferred Stock shall be given notice by the Corporation of any meeting of stockholders or action to be taken by written consent in lieu of a meeting of stockholders as to which the holders of Common Stock are given notice at the same time as provided in, and in accordance with, the Bylaws; provided that notwithstanding any such notice, except as required by applicable law or as set forth in this Section A.4, the holders of Series A Preferred Stock shall not be entitled to vote on any matter presented to the stockholders of the Corporation for their action or consideration unless and until any holder of Series A Preferred Stock provides written notification to the Corporation that such holder is electing, on behalf of all holders of Series A Preferred Stock, to activate their voting rights and thereby render the Series A Preferred Stock voting capital stock of the Corporation (such notice, a “Series A Voting Activation Notice”), as set forth in Section A.4. From and after delivery of a Series A Voting Activation Notice, all holders of Series A Preferred Stock shall be and continue to be entitled to vote their shares of Series A Preferred Stock in accordance with Section A.4 unless and until such time, if at all, as the holders of at least a majority of the outstanding shares of Series A Preferred Stock provide further written notice to the Corporation that they elect to deactivate the voting rights attributable to the Series A Preferred Stock (such notice, a “Series A Voting Deactivation Notice”); provided, however, that neither the delivery of, or the failure to deliver, any notice under this Section A.4.a shall (i) in any way minimize or limit, or be deemed a waiver of, any other rights, powers, entitlements or preferences with respect to their shares of Series A Preferred Stock as set forth herein; (ii) diminish, modify or eliminate, in any way, any voting rights of the Series A Preferred Stock other than those set forth in Sections A.4.a and A.4.b; or (iii) constitute a reduction in the voting power of the holders of Series A Preferred Stock for any other purpose, including, without limitation, for determining the percent ownership of the Corporation’s Common Stock on an as-converted basis, including under Section A.8. For the avoidance of doubt, there shall be no limit on the number or type (activation or deactivation) of notices that may be delivered under this Section A.4.a, except that a Series A Voting Deactivation Notice shall only be effective if the then most recent notice given to the Corporation under this Section A.4.a shall have been a Series A Voting Activation Notice.

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b. Voting Rights. From and after delivery of a Series A Voting Activation Notice (unless the then most recent notice given to the Corporation under Section A.4.a shall have been a Series A Voting Deactivation Notice), except as otherwise provided herein, or as required by applicable law and the Listing Rules of the NASDAQ Stock Exchange, the holders of Series A Preferred Stock shall be entitled to vote on all matters on which the holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as the holders of Common Stock, voting together with the holders of Common Stock as a single class on an as-converted basis. As to any matter on which the holders of Series A Preferred Stock shall be entitled to vote, each holder of Series A Preferred Stock shall be entitled to cast a number of votes per share of Series A Preferred Stock held of record by such holder on the record date for determining the stockholders entitled to vote at the meeting of stockholders, if such matter is subject to a vote at a meeting of stockholders, or on the record date for determining the stockholders entitled to act by written consent, if such matter is subject to a written consent of the stockholders in lieu of a meeting of stockholders, subject to the maximum number of votes permitted by the Listing Rules of the NASDAQ Stock Exchange, including but not limited to Rule 5640 of the NASDAQ Listing Rules and the NASDAQ Voting Rights Policy, equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock (including any accrued but unissued PIK Shares to which the holder is entitled as of such record date, without giving effect to any election made under Section A.2.c unless the applicable Preferred Dividend has been indefeasibly and fully paid in cash thereunder) is then convertible on such record date in accordance with Section A.5; provided, however, that any holder of Series A Preferred Stock shall not be entitled to cast votes for the number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock held by such holder that exceeds the quotient of (1) the aggregate Series A Issue Price for such shares of Series A Preferred Stock divided by (2) ($[●])1 (subject to adjustment for stock splits, stock dividends, combinations, reclassifications and similar events, as applicable). Notwithstanding anything to the contrary contained herein, (i) any action required or permitted to be taken by the holders of outstanding shares of Series A Preferred Stock, voting separately as a class, may be effected by the consent in writing of the holders of at least a majority of the total voting power of the outstanding shares of Series A Preferred Stock entitled to vote thereon, voting together as a single class, in lieu of a duly called meeting of holders of Series A Preferred Stock; and (ii) any action required or permitted to be taken by the holders of outstanding shares of Common Stock, whether voting separately or together with the holders of outstanding shares of Series A Preferred Stock (provided that the holders of the Series A Preferred Stock then have the right to vote under this Section A.4.b.) voting together with the holders of Common Stock as a single class on an as-converted basis, may be effected by the consent in writing of (x) then current holders of outstanding shares of Series A Preferred Stock (provided that the holders of the Series A Preferred Stock then have the right to vote under this Section A.4.b.) and/or (y) then current holders of outstanding shares of Common Stock that are current or former holders of Series A Preferred Stock holding at least a majority of the total voting power of the outstanding shares of Common Stock and/or Series A Preferred Stock entitled to vote thereon, whether voting separately or voting together as a single class on an as-converted basis (as applicable), in lieu of a duly called meeting of stockholders.

c. Protective Provisions. At any time when shares of Series A Preferred Stock are outstanding (provided, that, if a Mandatory Redemption Notice has been given, and any shares of Series A Preferred Stock thereafter remain outstanding, or on and after a Redemption Failure, all shares of Series A Preferred Stock which have been redeemed, if any, shall for purposes of determining whether either of the conditions set forth in this sentence are met, be deemed outstanding) and convertible into shares of Common Stock equal to at least ten percent (10.0%) of the voting power of the Corporation’s Common Stock (on a fully diluted basis), or at any time when the Requisite Investors collectively hold at least thirty-three percent (33.0%) of the aggregate amount of Series A Preferred Stock issued to the Requisite Investors on the Original Issuance Date, the Corporation shall not, and shall not permit any of its subsidiaries to, and neither the Corporation nor any subsidiary shall enter into any agreement to, either directly or indirectly, by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

i. liquidate, dissolve or wind-up the business and affairs of the Corporation or any operating subsidiary, effect any merger, consolidation or Deemed Liquidation Event of the Corporation or any operating subsidiary of the Corporation or consummate or agree to make any sale, transfer, assignment, pledge, lease, license, acquisition (other than the acquisition of a Person, business or interest therein, whether by acquisition of assets or securities, merger, consolidation, joint venture, business combination or otherwise, that has positive consolidated earnings, before interest, taxes, depreciation and amortization (each of the foregoing calculated in accordance with U.S. generally accepted accounting principles consistently applied) for the twelve calendar month period ending with the last full calendar month immediately preceding the calculation thereof, and in which shares of Common Stock, Options or Convertible Securities issued to such third party (or its equity holders) as acquisition consideration, if any, represent less than ten percent (10.0%) of the Corporation’s then outstanding Common Stock (on a fully diluted basis)), or similar transaction by which the Corporation or any subsidiary of the Corporation grants on an exclusive basis any rights to any of the Corporation’s or any of a Corporation’s subsidiary’s intellectual property, or consent to any of the foregoing, except for a Deemed Liquidation Event in which the holders of Series A Preferred Stock shall indefeasibly receive for each of their shares of Series A Preferred Stock upon the consummation thereof, an amount in cash not less than the Redemption Price (provided, however, that in no event, irrespective of whether consent is given under this subsection i, shall the Corporation be relieved of, nor shall the holders of Series A Preferred Stock be deemed to have waived, the Corporation’s obligation to redeem all outstanding shares of Series A Preferred Stock and pay the Redemption Price in accordance with Section A.3.c);

1 Insert closing bid price of I.D. Systems, Inc.’s common stock on the last trading day immediately prior to the Original Issuance Date.

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ii. amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock, it being understood that the authorization, issuance, conversion, reclassification, exchange or amendment of a new or existing class or series of capital stock that is, or that is convertible into, capital stock that is pari passu or senior to the powers, privileges, preferences, rights or otherwise, of the Series A Preferred Stock shall be deemed to adversely affect the powers, preferences or rights of the Series A Preferred Stock;

iii. (a) (i) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock of the Corporation unless the same (x) ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or upon a Deemed Liquidation Event, the payment of dividends and rights of redemption and (y) is issued at fair market value as reasonably and in good faith determined by the Board, or (ii) increase the authorized number of shares of Series A Preferred Stock (except as provided in Section A.5.c.i) or increase the authorized number of shares of any additional class or series of capital stock of the Corporation, unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or upon a Deemed Liquidation Event, the payment of dividends and rights of redemption or (b) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock of any subsidiary of the Corporation;

iv. [intentionally omitted];

v. purchase or redeem (or permit any subsidiary to purchase or redeem) or pay, declare or set aside any fund for, any dividend or distribution on, any Junior Stock, other than purchases of Equity Securities upon the termination of an employee of the Corporation or any of its subsidiaries in accordance with the terms of such employee’s employment agreement or any equity incentive or similar plan approved by the Board;

vi. issue any shares of Series A Preferred Stock to any individual, entity or other person other than to the Requisite Investors, and any transferees thereof;

vii. create, incur, grant, enter into, permit, assume or suffer to exist, directly or indirectly, (i) any indebtedness by the Corporation (or any of its subsidiaries) or otherwise issue any Debt Securities at any time when, or as a result of which, the principal amount of the Corporation’s total outstanding and available indebtedness and Debt Securities exceeds the product of (x) three (3) multiplied by (y) the consolidated earnings, before interest, taxes, depreciation and amortization of the Corporation and its subsidiaries (each of the foregoing calculated in accordance with U.S. generally accepted accounting principles) for the twelve calendar month period ending with the last full calendar month immediately preceding the calculation thereof, (ii) any lien, charge or other encumbrance on any of the Corporation’s (or any of its subsidiaries’) properties or assets other than Permitted Liens (as defined in the Purchase Agreement), or (iii) guaranty the obligations of any third party;

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viii. take any actions to, or that has the effect of a, change in the size of the Board to a number other than seven (7) directors;

ix. take any actions to relocate, or relocate, the principal executive offices of the Corporation outside of the United States;

x. enter into any arrangement with any Affiliate or Associate of the Corporation or any subsidiary of the Corporation, or modify any existing arrangement between the Corporation and any of its Affiliates or Associates or an existing arrangement between any subsidiary of the Corporation and any of its Affiliates or Associates, except for transactions (x) solely between or among two or more of the Corporation and any of its wholly-owned subsidiaries or (y) the terms and conditions of which have been determined by the Board to be no less favorable in any material respect to the Corporation or any subsidiary of the Corporation than those terms and conditions that would be obtained on an arm’s length basis and that does not provide for, or is not reasonably likely to result in, aggregate payments to or by the Corporation or any subsidiary of the Corporation in excess of $1,000,000; provided that the provisions of this subsection x shall not apply to customary director, officer, employee and consultant compensation (including bonuses) and other employment benefits (including retirement, health, stock and other benefit plans) and indemnification and insurance arrangements approved by the Board;

xi. take any actions to, or otherwise, amend, modify, repeal or enter any waiver of [_]2, or enter into or consummate any replacement, substitution or refinancing thereof; or

xii. agree to, commit to, resolve to, or otherwise enter into any agreement to do any of the foregoing.

For the avoidance of doubt, any action that is permitted under one or more of the above subsections i-xii of this Section A.4.c, but is not permitted under any other of such subsections shall nevertheless require consent as described in this Section A.4.c under such other subsections.

d. Election of Directors.

i. Subject to Section A.4.d.ii, the Board shall consist of seven (7) members or such other number as the Board and, so long as the holders of Series A Preferred Stock are entitled to the consent right under Section A.4.c.viii above, the holders of at least a majority of the outstanding shares of Series A Preferred Stock shall determine from time to time.

2 Credit Agreement to be entered into in connection with the Debt Financing (as defined in the Porsche Merger Agreement).

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ii. As long as any shares of Series A Preferred Stock remain outstanding and represent fifteen percent (15.0%) or more (provided, that, if a Mandatory Redemption Notice has been given, and any shares of Series A Preferred Stock thereafter remain outstanding, or on and after a Redemption Failure, all shares of Series A Preferred Stock which have been redeemed shall for purposes of determining whether the conditions for the entitlement to elect one or more Series A Directors set forth in this Section A.4.d are met, be deemed outstanding), on an as-converted basis, of the voting power of the Corporation’s Common Stock (on a fully diluted basis), irrespective of whether or not a notice has been given to the Corporation under Section A.4.a, the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, shall be entitled to elect two (2) directors of the Corporation (the “Series A Directors”) who will serve on the Board and who will be entitled to serve on each committee and subcommittee thereof (subject to applicable NASDAQ and SEC independence requirements). As long as any shares of Series A Preferred Stock remain outstanding and represent less than fifteen percent (15.0%), but no less than five percent (5.0%), on an as-converted basis, of the voting power of the Corporation’s Common Stock (on a fully diluted basis), irrespective of whether or not a notice has been given to the Corporation under Section A.4.a, the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, shall be entitled to elect one (1) Series A Director who will serve on the Board and will be entitled to serve on each committee and subcommittee thereof (subject to applicable NASDAQ and SEC independence requirements). For so long as any shares of Series A Preferred Stock remain outstanding, and if there are no Series A Directors on the Board, the holders of at least a majority of the outstanding shares of Series A Preferred Stock shall be entitled to designate one (1) non-voting observer (an “Observer”) to attend all meetings of the Board and committees and subcommittees thereof. The Board will give the Observer the same prior notice given to each member of the Board in a manner permitted by the bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”) for notice to directors of the time and place of any proposed meeting, and such notice in all cases shall include true and correct copies of all documents and other materials furnished to any director in connection with such meeting. The Observer will be entitled to be present in person or by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other, and will be entitled to participate in all discussions conducted at such meeting. The Corporation will deliver to the Observer copies of all documents that may be distributed from time to time to the members of the Board (in their capacity as such) at such time as such papers are so distributed to them, including copies of any written consents, and the Observer shall otherwise be given copies of all materials, including access to all electronic portals and materials, given or made available to other members of the Board, in order to afford the Observer the same access as all other members of the Board. The Observer shall hold in confidence, to the same extent required by law of the members of the Board, all documents furnished in connection with any meeting of the Board and any committee or subcommittee thereof, and all information received through oral communication in any meeting of the Board and any committee or subcommittee thereof and the rights of the Observer will be subject always to the rules of attorney-client privilege. One or more investment professionals employed by the Requisite Investors shall be entitled to accompany and otherwise participate with, the Series A Director(s) at each meeting of the Board (and committee or subcommittee thereof), provided that such investment professionals shall hold in confidence, to the same extent required by law of the members of the Board, all documents furnished in connection with any meeting of the Board and any committee or subcommittee thereof, and all information received through oral communication in any meeting of the Board and any committee or subcommittee thereof and the rights of such investment professionals will be subject always to the rules of attorney-client privilege. Notwithstanding anything to the contrary contained in this Section A.4.d, (i) the Corporation reserves the right to withhold any information and to exclude the Observer and any investment professionals employed by the Requisite Investors from any meeting or portion thereof if access to such information or attendance at such meeting could reasonably be expected to adversely affect the attorney-client privilege between the Corporation and its counsel or (ii) in the case of any committee of the Board, such committee may exclude the Observer from any executive session of such committee at the discretion of such committee.

iii. Any Series A Director may be removed during the aforesaid term of office, without cause, irrespective of whether or not a notice has been given to the Corporation under Section A.4.a, by, and only by, the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock acting as a separate class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such holders. In the case of any vacancy, howsoever arising, in the office of a Series A Director at a time when the holders of Series A Preferred Stock are entitled to designate a Series A Director(s), irrespective of whether or not a notice has been given to the Corporation under Section A.4.a, the holders of at least a majority of the outstanding shares of Series A Preferred Stock as a separate class shall, by affirmative vote, be entitled to elect a successor to hold office for the unexpired term of the Series A Director whose directorship shall be vacant. If the holders of Series A Preferred Stock fail to elect a Series A Director or to fill any vacancy in the Series A Director directorship, then (i) such directorship shall remain vacant until such time as the holders of Series A Preferred Stock acting as a separate class elect a person to fill such directorship, and (ii) any Series A Director then in office shall be entitled to cast two (2) votes on every matter to be voted upon or consented to by the Board (or any committee or subcommittee thereof on which both Series A Directors were appointed to serve).

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5. Conversion. The holders of Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

a. Optional Right to Convert by Holders.

i. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, in whole or in part (pro rated for partial conversions), into such number of fully paid and non-assessable shares of Common Stock equal to the quotient (rounded up to the nearest whole number of shares) of (x) the sum of (A) the Series A Issue Price, plus (B) any Preferred Dividends (assuming a cash election were made, whether or not permitted hereunder) accrued but unpaid thereon, whether or not declared, plus (C) the dollar amount any other dividends declared but unpaid thereon, divided by (y) the Series A Conversion Price in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $7.319. The Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. If any dividends described in clause (x)(C) are payable other than in cash, the dollar value thereof shall be determined by the Board in good faith, without taking into account any discounts for illiquidity, marketability, minority or similar limitations.

ii. In order for a holder of Series A Preferred Stock to voluntarily convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Series A Preferred Stock and, if applicable, any event upon which such conversion is, or such future time at which such conversion shall be, effective (a “Conversion Notice”) and (b) if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Series A Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such Conversion Notice shall state such holder’s name or the names of the nominees in which such holder desires the shares of Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the Conversion Notice (or as applicable, the future event or time upon which the effectiveness of the conversion was contingent) and, if applicable, certificates (or lost certificate affidavit and agreement), shall be the time of conversion (as applicable, the “Optional Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such Optional Conversion Time.

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iii. The Corporation shall, as soon as practicable (but in no event later than three (3) business days) after the Optional Conversion Time, issue and deliver to such holder of Series A Preferred Stock, or to his, her or its nominees, a notice of issuance of uncertificated shares in lieu of certificates (or a certificate or certificates, if so requested by such holder) for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a notice of issuance of uncertificated shares in lieu of certificates (or a certificate or certificates, if so requested by such holder) for the number (if any) of the shares of Series A Preferred Stock represented by the surrendered certificate, if applicable, that were not converted into Common Stock. In the event a Conversion Notice set forth any event upon which such conversion is, or such future time at which such conversion was to be, conditioned or effective, at any time prior to the Optional Conversion Time, the holder of the Series A Preferred Stock may revoke its Conversion Notice, by written notice to the Corporation.

b. Mandatory Conversion by Corporation.

i. Subject to Section A.5.b.v, beginning on or after the later of (a) the third (3rd) anniversary of the Original Issuance Date and (b) the 30th consecutive Trading Day in which the closing price of the Common Stock exceeds the product of (x) 1.5 multiplied by (y) the then current Series A Conversion Price, provided that the Corporation then has sufficient liquidity and lawfully available funds to fully redeem all of the Series A Preferred Stock then outstanding in accordance with Section 6.b, the Corporation may, at its option, deliver a notice to the holders of Series A Preferred Stock (a “Mandatory Conversion Notice”) requiring that all or a portion of the outstanding shares of Series A Preferred Stock held by such holders automatically be converted into shares of Common Stock at the then current Series A Conversion Price as calculated pursuant to Section A.5.a.i at a date no earlier than ninety (90) days subsequent to the receipt of the Mandatory Conversion Notice by the holder (such date, the “Mandatory Conversion Time”). The Mandatory Conversion Notice shall specify the Mandatory Conversion Time pursuant to this Section A.5.b. As a condition to the conversion pursuant to this Section A.5.b.i, the Corporation shall set aside, declare and pay in full (whether by issuance of PIK Shares or, to the extent permitted under Section A.2.c, in cash) all accrued but unpaid Dividends through the date on which the Mandatory Conversion Time occurs, with such payment to be made by the Corporation to the applicable holders one (1) business day after such date; provided, however, that in the event the Corporation shall issue any PIK Shares pursuant to the foregoing clause, such PIK Shares shall be deemed to be issued as of the date on which the Mandatory Conversion Time occurs and such PIK Shares shall automatically be converted into shares of Common Stock at the Mandatory Conversion Time.

ii. In the event a holder of Series A Preferred Stock receives a Mandatory Conversion Notice, such holder shall have the right to require the Corporation to redeem all or any portion (irrespective of the number of shares of Series A Preferred Stock subject to the Mandatory Conversion Notice) of its outstanding shares of Series A Preferred Stock for cash at the Redemption Price by delivering an Optional Redemption Notice prior to the ninetieth (90th) day following the date of the Mandatory Conversion Notice in accordance with the procedures set forth in Section A.6 below. In the event an Optional Redemption Notice is delivered after receipt of a Mandatory Conversion Notice, such Mandatory Conversion Notice shall be automatically, without further action, notice or deed, rescinded and void ab initio, and the Mandatory Conversion Time shall not be deemed to occur with respect to the shares subject to the Optional Redemption Notice.

iii. If the holder of Series A Preferred Stock who has received a Mandatory Conversion Notice does not deliver an Optional Redemption Notice to the Corporation prior to the ninetieth (90th) day following the date of the Mandatory Conversion Notice, such holder of Series A Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at its principal office (or such other place as is mutually agreed between the Corporation and the holders of at least a majority of the outstanding shares of Series A Preferred Stock). If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.

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iv. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock (but in no event later than three (3) business days thereafter), the Corporation shall (a) issue and deliver to such holder of Series A Preferred Stock, or to his, her or its nominees, a notice of issuance of uncertificated shares in lieu of certificates (or a certificate or certificates if so requested by such holder) for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a notice of issuance of uncertificated shares in lieu of certificates (or a certificate or certificates if so requested by such holder) for the number (if any) of the shares of Series A Preferred Stock represented by the surrendered certificate, if applicable, that were not converted into Common Stock, and (b) pay all declared or otherwise accrued or payable but unpaid dividends on the shares of Series A Preferred Stock converted; provided, however, that in the event the Corporation elects to pay any dividends pursuant to the foregoing clause (b) by the issuance of PIK Shares, such PIK Shares shall be deemed to be issued as of the date on which the Mandatory Conversion Time occurs and such PIK Shares shall automatically be converted into shares of Common Stock at the Mandatory Conversion Time.

v. Notwithstanding anything in this Certificate of Incorporation to the contrary, the Corporation shall not be permitted to either issue a Mandatory Conversion Notice (or, in the case of clauses (d) or (e) below, such notice shall be automatically, without further action, notice or deed, revoked) or require conversion of Series A Preferred Stock under this Section A.5.b if any of the following conditions exists: (a) the Common Stock is not then listed on any Eligible Market (other than the OTC Bulletin Board) or such other securities exchange as may be approved by the holders of at least a majority of the outstanding shares of Series A Preferred Stock; (b) all of the shares of Common Stock issuable upon conversion are not registered for resale with the SEC pursuant to an effective registration statement, or are not subject to resale by the holders without volume, information or other limitations; (c) the Corporation does not have a number of authorized shares of Common Stock greater than the number of shares of Common Stock issuable upon conversion; (d) the Corporation is then in material breach of (or has previously on more than two (2) occasions breached) any of the provisions of this Certificate of Incorporation, including without limitation, payment of all Dividends on the shares then being converted; (e) any of the Corporation or its subsidiaries is not then in compliance in all material respects with all applicable laws that are material to their respective businesses; (f) if an Optional Redemption Notice has been, or is, after receipt of a Mandatory Conversion Notice, delivered to the Corporation, but only with respect to the shares of Series A Preferred Stock subject to such Optional Redemption Notice; (g) the Corporation is then, or at any time after delivering the Mandatory Conversion Notice and prior to the applicable Mandatory Conversion Time, prohibited from redeeming for cash any of the shares of Series A Preferred Stock by applicable law or the terms of any indebtedness, credit agreement, indenture or similar instrument of the Corporation or any of its subsidiaries (without giving effect to any waiver thereof, unless such waiver is irrevocable and has been obtained prior to the delivery of the Mandatory Conversion Notice without the payment of any material fees) to which the Corporation or any of its subsidiaries is a party; (h) if the Corporation shall have previously issued a Mandatory Conversion Notice for all outstanding shares of Series A Preferred Stock or (i) the Corporation does not then have sufficient liquidity or lawfully available funds to fully redeem all of the Series A Preferred Stock then outstanding in accordance with Section 6.b.

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c. Mechanics of Conversion.

i. Reservation of Shares. The Corporation shall at all times when Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock and, for the purpose of effecting the payment of any Preferred Dividend in PIK Shares, such number of its duly authorized shares of Series A Preferred Stock as shall from time to time be sufficient to effect the issuance of any PIK Shares as payment for a Preferred Dividend; and, if at any time the number of authorized but unissued shares of Common Stock or Series A Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock or the issuance of PIK Shares as payment for a Preferred Dividend, through and including the sixty-six (66) month anniversary of the Original Issuance Date (and, if any shares of Series A Preferred Stock are outstanding after the sixty-six (66) month anniversary of the Original Issuance Date, through and including an additional period of two (2) years thereafter), the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock or Series A Preferred Stock, as applicable, to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to call a meeting of the stockholders and obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation. Before taking any action that would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of Series A Preferred Stock, the Corporation will take any corporate action which may, based upon the advice of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Series A Conversion Price.

ii. Effect of Conversion. All rights with respect to Series A Preferred Stock converted pursuant to Section A.5.b, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only (x) the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in Section A.5.b.iv and (y) such rights arising out of the failure of the Corporation to comply with all of its obligations in this Certificate of Incorporation and each other agreement to which the Corporation, on the one hand, and the holders of Series A Preferred Stock, on the other hand and in their capacity as such, are party. Any holder of shares of Series A Preferred Stock that have been surrendered for conversion as herein provided shall be deemed to be the holder of the Common Stock issuable upon the conversion as of the Optional Conversion Time or Mandatory Conversion Time, as applicable. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock by an amount not in excess of the number of surrendered shares.

iii. No Further Adjustment. Upon any conversion of Series A Preferred Stock, no adjustment to the Series A Conversion Price shall be made for any declared but unpaid dividends on Series A Preferred Stock surrendered for conversion, or on the Common Stock delivered upon conversion. The holder shall be credited for any accrued but unpaid dividends at the time of conversion to be paid in the form of, and at the time prescribed by, Section A.3.a and this Section A.5.

iv. Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section A.5. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

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d. Adjustments to Series A Conversion Price for Diluting Issues.

i. Special Definitions. For purposes of this Section A.5.d, the following definitions shall apply:

(1) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(2) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(3) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section A.5.d.iii, deemed to be issued) by the Corporation after the Original Issuance Date, other than (x) the following shares of Common Stock and (y) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (x) and (y), collectively, “Exempted Securities”):

(1) shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Stock;

(2) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Sections A.5.e, A.5.f, A.5.g, and A.5.h;

(3) shares of Common Stock or Options issued as compensation for services to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board;

(4) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case, provided such issuance is pursuant to the terms of such Option or Convertible Security; or

(5) shares of Common Stock issued as acquisition consideration pursuant to the Porsche Merger Agreement or shares of Common Stock, Options or Convertible Securities issued as acquisition consideration pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, in each case approved by the Board and otherwise consummated in compliance with Section A.4.c.

ii. No Adjustment of Series A Conversion Price. No adjustment to the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the outstanding Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

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iii. Deemed Issue of Additional Shares of Common Stock.

(1) If the Corporation at any time, or from time to time after the Original Issuance Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(2) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of Section A.5.d.iv, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (a) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (b) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (1) the Series A Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security or (2) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(3) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price pursuant to the terms of Section A.5.d.iv (either because the consideration per share (determined pursuant to Section A.5.d.v) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issuance Date), are revised after the Original Issuance Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section A.5.d.iii.(1)), shall be deemed to have been issued effective upon such increase or decrease becoming effective.

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(4) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of Section A.5.d.iv, the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(5) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price provided for in this Section A.5.d.iii shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration, without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (2) and (3) of this Section A.5.d.iii). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price that would result under the terms of this Section A.5.d.iii at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to such Series A Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

iv. Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event that the Corporation shall at any time after the Original Issuance Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section A.5.d.iii) without consideration, or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issuance or deemed issuance, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Series A Conversion Price in effect immediately after such issuance, or deemed issuance, of Additional Shares of Common Stock;

“CP1” shall mean the Series A Conversion Price in effect immediately prior to such issuance, or deemed issuance, of Additional Shares of Common Stock;

“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance, or deemed issuance, of Additional Shares of Common Stock (treating, for this purpose, as outstanding, all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance, or deemed issuance, or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issuance);

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“B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

v. Determination of Consideration. For purposes of this Section A.5.d, the consideration received by the Corporation for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows:

(1) Cash and Property. Such consideration shall (x) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest, (y) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board and (z) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (x) and (y) above, as determined in good faith by the Board.

(2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section A.5.d.iii, relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

vi. Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms of Section A.5.d.iv, and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

e. Adjustment for Stock Splits and Combinations. If the Corporation shall at any time, or from time to time after the Original Issuance Date, effect a subdivision of the outstanding Common Stock, the Series A Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or, from time to time after the Original Issuance Date, combine the outstanding shares of Common Stock, the Series A Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section A.5.e shall become effective at the close of business on the date the subdivision or combination becomes effective.

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f. Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issuance Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then, and in each such event, the Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect for such series by a fraction:

i. the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

ii. the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price for such series shall be recomputed accordingly as of the close of business on such record date, and thereafter, the Series A Conversion Price shall be adjusted pursuant to this Section A.5.f as of the time of actual payment of such dividends or distributions and (b) no such adjustment shall be made if the holders of such Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of such Series A Preferred Stock had been converted into Common Stock on the date of such event.

g. Adjustments for Other Dividends and Distributions. In the event that the Corporation at any time, or from time to time after the Original Issuance Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property for which Series A Preferred Stock does not receive a dividend or distribution pursuant to the terms of this Certificate of Incorporation, then, and in each such event, the holders of Series A Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

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h. Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which Common Stock (but not Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Section A.3.c.(1), A.5.d, A.5.f or A.5.g) then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock not so converted or exchanged shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section A.5 with respect to the rights and interests thereafter of the holders of Series A Preferred Stock, to the end that the provisions set forth in this Section A.5 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of such Series A Preferred Stock.

i. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section A.5, the Corporation at its expense shall, as promptly as reasonably practicable, but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which such Series A Preferred Stock is convertible) and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock (but in any event, not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock.

j. Notice of Record Date. In the event (i) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security, (ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event or (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of Series A Preferred Stock a notice specifying, as the case may be, (x) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (y) the effective date on which such reorganization, reclassification, Deemed Liquidation Event, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, Deemed Liquidation Event, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to Series A Preferred Stock and Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

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6. Redemption.

a. Mandatory Redemption by Corporation.

i. Subject to Section A.6.a.iv, the Corporation shall have the right to redeem all (but not less than all) of the shares of Series A Preferred Stock at any time after the third (3rd) anniversary of the Original Issuance Date by delivering a Mandatory Redemption Notice to each holder of the then outstanding shares of Series A Preferred Stock. On the date of payment provided in the Mandatory Redemption Notice (the “Mandatory Redemption Date”), the Corporation shall redeem all outstanding shares of Series A Preferred Stock for cash and the Corporation shall deliver to each holder of the then outstanding shares of Series A Preferred Stock an amount in cash equal to the aggregate Redemption Price (where the reference date is the Trading Day immediately prior to the date of the Mandatory Redemption Notice) for the shares of Series A Preferred Stock owned by such holder, from funds legally available therefor.

ii. The Corporation shall send written notice of the mandatory redemption (the “Mandatory Redemption Notice”) to each holder of the then outstanding shares of Series A Preferred Stock not less than sixty (60) nor greater than ninety (90) days prior to the Mandatory Redemption Date. The Mandatory Redemption Notice shall state:

(1) the number of shares of Series A Preferred Stock held by such holder, all of which the Corporation shall redeem on the Mandatory Redemption Date (to be not less than all of the shares of Series A Preferred Stock held by such holder);

(2) the Mandatory Redemption Date, which shall be a business day selected by the Corporation not less than sixty (60) and not greater than ninety (90) days subsequent to the date of the Mandatory Redemption Notice, and the Redemption Price; and

(3) for holders holding shares in certificated form, that such holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series A Preferred Stock to be redeemed, provided, that, the place of surrender shall be the Corporation’s principal office, unless the holders of at least a majority of the outstanding shares of Series A Preferred Stock and the Corporation have previously agreed in writing to a different place.

iii. Upon indefeasible receipt of the full Redemption Price in cash by the holders of the then outstanding shares of Series A Preferred Stock, all shares of Series A Preferred Stock shall cease to be outstanding.

iv. Notwithstanding anything in this Certificate of Incorporation to the contrary, the Corporation shall not be permitted to either issue a Mandatory Redemption Notice (or, in the case of clauses (a) or (b) below, such notice shall be automatically, without further action, notice or deed, revoked) or consummate a mandatory redemption of Series A Preferred Stock under this Section A.6.a if any of the following conditions exists: (a) the Corporation is then in material breach of (or has previously on more than two (2) occasions materially breached) any of the provisions of this Certificate of Incorporation (it being understood that the failure to timely pay in full any Preferred Dividends shall be deemed a material breach of this Certificate of Incorporation), including without limitation, payment of all Dividends on the shares then being redeemed; (b) the Corporation is at the time of delivering the Mandatory Redemption Notice, or at any time after delivering the Mandatory Redemption Notice and on or prior to the applicable Mandatory Redemption Date, prohibited from redeeming for cash any of the shares of Series A Preferred Stock by applicable law or the terms of any indebtedness, credit agreement, indenture or similar instrument of the Corporation or any of its subsidiaries (without giving effect to any waiver thereof, unless such waiver is irrevocable and has been obtained prior to the delivery of the Mandatory Redemption Notice without the payment of any material fees) to which the Corporation or any of its subsidiaries is a party; or (c) the Corporation shall have previously issued a Mandatory Redemption Notice.

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b. Optional Redemption by Holders.

i. Each holder of outstanding shares of Series A Preferred Stock shall have the right to require the Corporation to redeem all or any portion of its outstanding shares of Series A Preferred Stock (x) at any time and from time to time after the sixty-six (66) month anniversary of the Original Issuance Date, or (y) following delivery of a Mandatory Conversion Notice, or (z) in connection with, and (except in the case of a Bank Change of Control described in clause (i)(x) of the definition thereof, but subject to the proviso in clause (ii) of the definition thereof) conditioned upon, the occurrence of a Deemed Liquidation Event, by delivering written notice thereof to the Corporation (the “Optional Redemption Notice”) which, in the case of clause (x) above, may be delivered as early as the sixtieth (60th) month anniversary of the Original Issuance Date. Such Optional Redemption Notice shall specify whether it is being delivered pursuant to clause (x), (y) or (z) of this Section A.6.b.i, the number of shares of Series A Preferred Stock to be redeemed, the date on which such redemption shall occur (which in the case of clause (x) shall not be less than six (6) months after the date of the Optional Redemption Notice (and the reference date with respect to the Redemption Price payable shall be the Trading Day immediately prior to the date of the Optional Redemption Notice), and in the case of clause (y) shall not be less than sixty (60) days after the date of the Mandatory Conversion Notice (and the reference date shall be the Trading Day immediately prior to the date of the Mandatory Conversion Notice), and in the case of clause (z), shall be no later than simultaneously with, and (except in the case of a Bank Change of Control described in clause (i)(x) of the definition thereof, but subject to the proviso in clause (ii) of the definition thereof) shall be conditioned upon, consummation of the Deemed Liquidation Event, such redemption date, the “Optional Redemption Date”) and that the certificates, if any, of the shares being redeemed shall be surrendered at the Corporation’s principal office, unless the Corporation and such holder shall have mutually agreed in writing to a different place. On the Optional Redemption Date, the Corporation shall redeem the shares of Series A Preferred Stock in cash specified in the Optional Redemption Notice(s) and, simultaneously, the Corporation shall deliver to each holder who has then delivered an Optional Redemption Notice the aggregate Redemption Price in cash, from funds legally available therefor, for each share of Series A Preferred Stock subject to such Optional Redemption Notice. Notwithstanding the foregoing, if on the Optional Redemption Date, applicable law governing distributions to stockholders prevents either (x) the Board from authorizing redemption or (y) the Corporation from redeeming all shares of Series A Preferred Stock at the aggregate Redemption Price for such shares, then the Corporation shall ratably redeem the maximum number of shares of Series A Preferred Stock that it is permitted to redeem under such law at the aggregate Redemption Price, and shall redeem the remaining shares as soon as it may lawfully do so under such law. If a holder of Series A Preferred Stock does not elect to send an Optional Redemption Notice in connection with a Deemed Liquidation Event, such holder shall not be deemed to, and shall not, have waived its rights, or in any way impaired its right to payment, under Section A.3.c.

ii. In the event all holders of the then outstanding shares of Series A Preferred Stock deliver an Optional Redemption Notice with respect to all then outstanding shares of Series A Preferred Stock pursuant to Section A.6.b.i.(x), and if the Corporation (x) has not redeemed all of the shares of Series A Preferred Stock subject to the Optional Redemption Notice on the applicable Optional Redemption Date, and (y) such redemption process, including the payment of the aggregate Redemption Price payable, has not been completed on the six (6) month anniversary thereof (such anniversary, a “Redemption Failure”), then the holders of at least a majority of the outstanding shares of Series A Preferred Stock shall have the right to initiate, conduct and direct, through majority vote of the Transaction Committee (but subject to Board approval of the Selected Bid as provided in this Section A.6.b.ii below), a customary sale process of the entire Corporation and its subsidiaries, or such lesser portion thereof as the Transaction Committee shall deem appropriate (a “Sale Transaction”) to be conducted by a special committee of the Board consisting of one non-Series A Director selected by the Board and the Series A Directors (the “Transaction Committee”). The Transaction Committee will have the authority to, among other things, (a) engage financial advisors and/or investment bankers on behalf of, in the name of and at the expense of (including the payment of fees, expenses and customary financial advisor indemnification), the Corporation, (b) determine the process for conducting the Sale Transaction, including selecting the parties to participate in such process, the right to accept or reject any offers, and the timing thereof, (c) review, mark-up, comment on and negotiate the definitive agreements for such Sale Transaction, (d) communicate with the purchaser parties and/or their representatives and participate in meetings with them, and (e) determine the structure and terms of the Sale Transaction, in each case in its sole discretion in consultation with its advisors. Within thirty (30) days (or such later date as is approved by the Transaction Committee) after a Redemption Failure, the Transaction Committee shall engage an investment bank with reasonable experience in selling companies in the Corporation’s industry and shall execute the engagement letter for such engagement on behalf of the Corporation. Such engagement shall be negotiated by the Transaction Committee. The fees, expenses and indemnity obligations payable to such investment bank shall be borne solely and exclusively by the Corporation. However, the investment bank shall be engaged by and report directly to the Transaction Committee. If the Transaction Committee receives one or more bids from a potential buyer to engage in a Sale Transaction, in each case, whether pursuant to the sale process or otherwise during the thirteen (13) months after the Optional Redemption Date, then the Transaction Committee shall make a determination as to which bid to select among all the bids received (even if only one bid is received) (such bid and the transactions contemplated thereby, collectively, the “Selected Bid”) and shall recommend the Selected Bid to the full Board for review and determination. If the Selected Bid is approved by the Board, the Board shall recommend to the Corporation’s stockholders that such holders approve the Selected Bid and adopt the definitive agreement for the Selected Bid, as applicable, in accordance with applicable law, and shall direct that the Selected Bid and the definitive agreement for the Selected Bid, as applicable, be submitted to the Corporation’s stockholders for adoption.

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iii. If the Board fails to approve the Selected Bid for any reason or the Selected Bid is not consummated within thirteen (13) months after the Optional Redemption Date (the “Sale Period”), the Transaction Committee may terminate the sale process, and at any time thereafter as it deems appropriate, reinstate the sale process set forth in this Section A.6.b with the same or a new investment bank, as it shall determine.

c. Surrender of Certificates; Payment. On or before the applicable Mandatory Redemption Date or Optional Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed on such Mandatory Redemption Date or Optional Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section A.5, shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Mandatory Redemption Notice or Optional Redemption Notice, and thereupon the Redemption Price for such shares shall be payable in cash to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series A Preferred Stock represented by a certificate are redeemed, a book entry (or a new certificate, if so requested by such holder) representing the unredeemed shares of Series A Preferred Stock shall promptly be issued to such holder.

d. Rights Subsequent to Redemption. If the Mandatory Redemption Notice or Optional Redemption Notice shall have been duly given, and if on the applicable Mandatory Redemption Date or Optional Redemption Date, the Redemption Price payable upon redemption of the shares of Series A Preferred Stock to be redeemed on such Mandatory Redemption Date or Optional Redemption Date is indefeasibly paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series A Preferred Stock shall cease to accrue from and after such Mandatory Redemption Date or Optional Redemption Date, and all rights with respect to such shares shall forthwith after the Mandatory Redemption Date or Optional Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of any such certificate or certificates therefor.

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7. Redeemed or Otherwise Acquired Shares. Any shares of Series A Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred as shares of such series. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Stock following redemption.

8. Preemptive Rights.

a. For so long as at least twenty-five percent (25.0%) of the aggregate amount of Series A Preferred Stock issued on the Original Issuance Date continues to be outstanding, each holder thereof shall be entitled to participate in each of the Corporation’s future offerings of Equity Securities and Debt Securities (other than asset-based lending or credit facilities with money-center commercial banks) (as the case may be, “Additional Securities”) in accordance with this Section A.8. Such participation will be allocable on a pro rata basis among the holders of Series A Preferred Stock according to their then-ownership of Series A Preferred Stock. Notwithstanding anything in this Certificate of Incorporation to the contrary, the Corporation shall not issue any Equity Securities or Debt Securities (other than asset-based lending or credit facilities with money-center commercial banks) without first complying with this Section A.8.

b. Each time the Corporation proposes to offer any Additional Securities, the Corporation shall first offer the Additional Securities to each holder of Series A Preferred Stock in accordance with the following provisions:

i. The Corporation shall deliver a notice (the “Issuance Notice”) to the holders of Series A Preferred Stock as soon as practicable after the Board has resolved to offer such Additional Securities stating (i) its bona fide intention to offer such Additional Securities, (ii) the number of such Additional Securities to be offered, (iii) the price and terms, if any, upon which it proposes to offer such Additional Securities and (iv) the anticipated closing date of the sale of such Additional Securities (such notice shall be delivered no later than thirty (30) days before such anticipated closing date); and

ii. By written notification delivered to the Corporation within twenty (20) days after the date of the Issuance Notice, any holder of Series A Preferred Stock may elect to purchase, at the same price and on the same terms specified in the Issuance Notice, a number of Additional Securities specified in the Issuance Notice in accordance with the following. If any Additional Securities being offered are Equity Securities, a holder of Series A Preferred Stock may elect to purchase up to, as determined by such holder, a number of such Additional Securities so that immediately after the issuance of all Additional Securities then being offered, such holder’s voting power is equal to such holder’s voting power immediately prior to the issuance of such Additional Securities (voting power is based upon the number of votes such holder is entitled to cast, counting all Equity Securities held by such holder, when voting together with the Common Stock relative to the total number of votes of Common Stock, inclusive of all classes and series that vote together with the Common Stock as a single class, that may be cast) (the proportion of such Equity Securities the holder is entitled to purchase, such holder’s “Pro Rata Share”). If the Additional Securities being offered are Debt Securities, a holder of Series A Preferred Stock may elect to purchase up to, as determined by such holder, a number of such Additional Securities having a principal amount (disregarding any original issuance discount) or purchase price, as applicable, equal to such holder’s Pro Rata Share. Notwithstanding the foregoing, the Corporation and the holders of at least a majority of the outstanding shares of Series A Preferred Stock may mutually agree that the holders of Series A Preferred Stock shall be entitled to purchase an amount of the Additional Securities then being offered in excess of the aggregate Pro Rata Shares of all such holders, up to the full amount of the Additional Securities being offered.

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c. Any Additional Securities issued pursuant to this Section A.8 to any holder of Series A Preferred Stock shall be purchased at the same price sold by the Corporation in connection with such issuance of Additional Securities, or, if the price to be paid by a purchaser is consideration other than cash, then at a cash price which is substantially equal in value to such other consideration as determined in good faith by the Board. The closing of the offering of Additional Securities shall take place on the anticipated closing date set forth in the Issuance Notice, or such later date, and on such additional or different terms, as may be mutually agreed by the Corporation and the holders of at least a majority of the outstanding shares of Series A Preferred Stock.

d. Any Additional Securities included in an Issuance Notice that are not purchased by the holders of Series A Preferred Stock may be sold by the Corporation to any third parties, but not on price or other material terms or conditions that are less favorable to the Corporation, either individually or in the aggregate, than those offered to the holders of Series A Preferred Stock. If the closing of the offering of Additional Securities does not occur within one hundred twenty (120) days after the delivery of the Issuance Notice, such Issuance Notice shall be void, and the Corporation shall once again be required to comply with this Section A.8 by re-offering any, or different, Additional Securities to the holders of Series A Preferred Stock in accordance with this Section A.8.

e. The rights of holders of Series A Preferred Stock under this Section A.8 shall not apply to: (i) the conversion of Series A Preferred Stock; (ii) the exercise of any compensatory options to acquire Common Stock outstanding on the date this Certificate of Incorporation is filed with the Secretary of State of the State of Delaware; (iii) the issuance of Common Stock, stock awards or options under or the exercise of any options granted pursuant to, any employee stock option or similar employee incentive or benefit plan for the issuance of stock awards, options or capital stock of the Corporation approved by the Board; (iv) the issuance of shares of Common Stock or Preferred Stock pursuant to a stock split, stock dividend, combination or subdivision of the outstanding shares of Common Stock or Preferred Stock (as the case may be) approved by the Board; (v) any offering of Additional Securities expressly waived in writing by the holders of at least a majority of the outstanding shares of Series A Preferred Stock, which waiver may be given in such holders sole and absolute discretion; (vi) any registered public offering of Common Stock; or (vii) any issuance of Exempted Securities.

9. Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock.

10. Notices. Any notice required or permitted to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation or given by electronic communication in compliance with the provisions of the General Corporation Law of the State of Delaware, and shall be deemed given upon such mailing or direction to such holder by electronic transmission in the manner permitted by the General Corporation Law of the State of Delaware.

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B. COMMON STOCK

The rights, preferences, privileges, restrictions and other matters relating to the Common Stock are as follows:

1. Dividends. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends and the applicable terms of this Certificate of Incorporation, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board.

2. Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event or otherwise, holders of Common Stock shall be entitled to receive all of the assets of the Corporation available for distribution to its stockholders, subject to any preferential or pari passu rights of any then outstanding Preferred Stock.

3. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or this Certificate of Incorporation and subject to the rights of holders of Preferred Stock, the holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws, and shall be entitled to vote upon such matters and in such manner as may be provided by law. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation in respect of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separate or together as a class with the holders of one or more such other series, to vote thereon pursuant to this Certificate of Incorporation or the General Corporation Law of the State of Delaware.

SIXTH. The election of directors need not be by written ballot unless the Bylaws shall so require.

SEVENTH. Subject to any additional vote required by this Certificate of Incorporation, the Board is expressly authorized to adopt, amend or repeal the Bylaws. Notwithstanding the foregoing, such power shall not divest or limit the power of the stockholders of the Corporation to adopt, amend or repeal the Bylaws.

EIGHTH. Unless otherwise set forth herein, a majority in voting power of directors present at a meeting at which a quorum is present shall be the act of the Board. Unless otherwise set forth herein, each director shall have one (1) vote on all matters to be voted on by the Board or any committee thereof.

NINTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No amendment or repeal of this Article Ninth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

TENTH. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders of class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

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ELEVENTH. The following indemnification provisions shall apply to the persons enumerated below.

A. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or any subsidiary of the Corporation or, while a director or officer of the Corporation or such subsidiary, is or was serving at the request of the Corporation or such subsidiary as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section C of this Article Eleventh, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.

B. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Eleventh or otherwise.

C. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Eleventh is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

D. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board.

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E. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board.

F. Non-Exclusivity of Rights. The rights conferred on any person by this Article Eleventh shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

G. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

H. Insurance. The Board may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (i) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Eleventh; and (ii) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Eleventh.

I. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Eleventh shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

TWELFTH. To the maximum extent permitted from time to time under the law of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Series A Directors or any holder of Series A Preferred Stock (or Common Stock issuable upon the conversion of Series A Preferred Stock) or any partner, manager, member, director, officer, stockholder, employee, agent or Affiliate of any such holder. Any amendment or repeal of this Article Twelfth shall only be prospective and shall not affect the rights under this Article Twelfth in effect at the time of the occurrence of any actions or omissions to act giving rise to any liability or alleged liability or with respect to any opportunities of which such persons become aware prior to such amendment or repeal.

THIRTEENTH. The books of the Corporation may be kept outside the State of Delaware as may be designated by the Board or in the Bylaws.

FOURTEENTH. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called only by (i) the Board pursuant to a resolution adopted by a majority of the entire Board, either upon motion of a director or upon written request by the holders of at least fifty percent (50%) of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class or (ii) the chairman of the Board or the chief executive officer of the Corporation.

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FIFTEENTH. In addition to any requirements of the General Corporation Law of Delaware (and notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of Delaware), the affirmative vote of the holders of at least 75% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to amend, alter, change, adopt or repeal Article Fourteenth or Article Fifteenth hereof.

SIXTEENTH. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or this Certificate of Incorporation or the Bylaws or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. This provision will not apply to claims arising under the Securities Act of 1933, as amended, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. If any provision or provisions of this Article Sixteenth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Sixteenth (including, without limitation, each portion of any sentence of this Article Sixteenth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Sixteenth.

5. This Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation’s Initial Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation this ___ day of [MONTH], 2019.

POWERFLEET, INC.

/s/
Name:
Title:

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